SCHEDULE 14A
(RULE 14A-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
 EXCHANGE ACT OF 1934 (AMENDMENT NO. ____)
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[ ]	Definitive Proxy Statement
[ ]	Definitive Additional Materials
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THE DREYFUS THIRD CENTURY FUND, INC.
______________________________________________________________________
 (Name of Registrant as Specified in Charter)
______________________________________________________________________
 (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
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THE DREYFUS THIRD CENTURY FUND, INC.
c/o The Dreyfus Corporation
200 Park Avenue
New York, New York  10166
[_________], 2017
Dear Shareholder:
Enclosed are a Notice and a Proxy Statement concerning a Special Meeting of Shareholders of The Dreyfus Third Century Fund, Inc. (the "Fund").  As a shareholder of the Fund, you are being asked to vote on (1) certain matters in connection with the implementation of proposed changes to the Fund's investment strategy, including removing the current fundamental social investment policy and related fundamental social considerations and changing the fundamental investment objective of the Fund, (2) the engagement of a sub-adviser for the Fund, (3) a "manager of managers" arrangement for the Fund and (4) changes to certain of the fundamental investment restrictions of the Fund in connection with the modernization of those policies, as described below.  These changes are part of a recommendation by The Dreyfus Corporation ("Dreyfus"), the Fund's investment adviser, to change the Fund's investment strategy to focus on sustainable and environmental, social and governance ("ESG") investing.  If shareholders approve the Proposals set forth in the enclosed Proxy Statement, the proposed changes would take effect on or about May 1, 2017.
Proposal 1.  In connection with Dreyfus' recommendation to change the Fund's investment strategy to focus on sustainable and ESG investing, the Fund's Board of Directors (the "Board") has approved, subject to shareholder approval of Proposals 1.A and 1.B, removing certain current fundamental social investment policies and considerations of the Fund and Dreyfus' engagement of Newton Investment Management (North America) Limited ("Newton"), an affiliate of Dreyfus, as sub-adviser for the Fund.  Under the proposed investment strategy, the Fund normally would invest in companies that, in the opinion of Newton, demonstrate attractive investment attributes and sustainable business practices and have no material unresolvable ESG issues.  These would be companies that have adopted, or are making progress towards, a sustainable business approach that Newton believes will create long-term shareholder value without compromising the needs of future generations.  To enable the Fund to change its investment strategy and Newton to fully implement for the Fund its investment approach that systematically integrates the consideration of ESG issues, the Board has approved, subject to shareholder approval, removing the Fund's current fundamental investment policy of investing in companies that, in the opinion of the Fund's management, conduct their business in a manner that contributes to the enhancement of the quality of life in America and related fundamental social considerations.  To be consistent with the proposed change to the Fund's investment strategy, the Fund's name would be changed to "The Dreyfus Sustainable U.S. Equity Fund, Inc."
Management of the Fund believes that replacing the Fund's current investment strategy that applies social screening criteria to investment decisions with one that integrates sustainable and ESG considerations in the investment process, combined with the investment management skills afforded by Newton generally and with respect to sustainable/ESG investing in particular, would be in the best interests of Fund shareholders.
Proposal 2.  The Board has approved, subject to shareholder approval of Proposal 2.A, changing the Fund's investment objective.  Currently, the Fund seeks to provide capital growth, with current income as a secondary goal.  Changing the Fund's investment objective is not required to enable the Fund to change its investment strategy and Newton to fully implement its investment approach for the Fund.  Under the proposed investment strategy, the Fund will invest principally in common stocks of companies that meet Newton's ESG and traditional investment standards.  To be consistent with the proposed change to the Fund's investment strategy, the Fund's new investment objective would change to seeking long-term capital appreciation.  The Board also has approved, subject to shareholder approval of Proposal 2.B, changing the Fund's investment objective from a fundamental policy (which may not be changed without shareholder approval) to a non-fundamental policy (which may be changed by the Board upon 60 days' notice to shareholders).
Proposal 3.  The Board has approved, subject to shareholder approval of Proposal 3, the implementation of a "manager of managers" arrangement for the Fund whereby Dreyfus, under certain circumstances, would be able to hire and replace affiliated and unaffiliated sub-advisers for the Fund without obtaining shareholder approval.
Proposal 4.  The Board has approved, subject to shareholder approval of Proposals 4.A through 4.J, respectively, changing or removing certain of the Fund's fundamental investment restrictions to provide the Fund with additional investment flexibility, to clarify and/or expand the Fund's ability to enter into certain types of transactions and/or to better align the relevant fundamental investment restrictions with those of other funds in the Dreyfus Family of Funds.  These restrictions pertain to investing in commodities, real estate, oil and gas, and certain derivative instruments; selling securities short; issuer diversification; industry concentration; margin; underwriting the securities of other issuers; investing for control; investing in companies with limited operations; investing in securities where affiliated persons are involved; and investing in warrants.  The changes to, or removal of, these fundamental investment restrictions are not required to enable the Fund to change its investment strategy and Newton to fully implement its investment approach for the Fund.
After careful review, the Board has [unanimously] approved each of the Proposals set forth in the enclosed Proxy Statement.  The Board recommends that you read the enclosed materials carefully and then vote in favor of each Proposal.
Your vote is extremely important, no matter how large or small your Fund holdings.  By voting promptly, you can help avoid additional costs that are incurred with follow-up letters and calls.
To vote, you may use any of the following methods:
•	By Mail. Please complete, date and sign the enclosed proxy card and mail it in the enclosed postage-paid envelope.
•	By Internet. Have your proxy card available. Go to the website listed on the proxy card. Enter your control number from your proxy card. Follow the instructions on the website.
•	By Telephone. Have your proxy card available. Call the toll-free number listed on the proxy card. Enter your control number from your proxy card. Follow the recorded instructions.
•	In Person. Any shareholder who attends the meeting in person may vote by ballot at the meeting.
We encourage you to vote through the Internet or by telephone using the number that appears on your proxy card.  These voting methods will save the Fund money because it would not have to pay return mail postage.  If you later decide to attend the meeting, you may revoke your proxy and vote your shares in person at the meeting.  Whichever voting method you choose, please take the time to read the full text of the Proxy Statement before you vote.  If you have any questions before you vote, please call 1-800-DREYFUS.
Thank you for your response and for your continued investment with the Fund.
Sincerely,

Bradley J. Skapyak President
The Dreyfus Third Century Fund, Inc.

THE DREYFUS THIRD CENTURY FUND, INC.
______________________________________________
Notice of Special Meeting of Shareholders
To Be Held on March 9, 2017
______________________________________________
To the Shareholders:
A Special Meeting of Shareholders of The Dreyfus Third Century Fund, Inc. (the "Fund") will be held at the offices of The Dreyfus Corporation ("Dreyfus"), 200 Park Avenue, 7th Floor, New York, New York 10166, on Thursday, March 9, 2017 at 10:00 a.m., for the following purposes:
1.	A. To approve removing the Fund's current fundamental social investment policy and related fundamental social considerations regarding its investment strategy.

B. To approve a sub-investment advisory agreement between Dreyfus and Newton Investment Management (North America) Limited with respect to the Fund.

2.	A. To approve changing the Fund's investment objective.

B. To approve changing the Fund's investment objective from a fundamental policy to a non-fundamental policy.

3.
To approve the implementation of a "manager of managers" arrangement whereby Dreyfus, under certain circumstances, would be able to hire and replace sub-advisers for the Fund without obtaining shareholder approval.

4.
A.    To approve changing a fundamental investment restriction regarding investing in commodities, real estate, oil and gas, including adopting a separate fundamental investment restriction regarding investing in physical commodities and certain derivative instruments.

B. To approve changing fundamental investment restrictions regarding issuer diversification.

C. To approve changing a fundamental investment restriction regarding industry concentration.

D. To approve changing a fundamental investment restriction on margin, including changing it to a non-fundamental policy.

E. To approve removing a fundamental investment restriction regarding short sales and certain derivative transactions.

F. To approve changing a fundamental investment restriction regarding underwriting the securities of other issuers.

G. To approve changing a fundamental investment restriction regarding investing in companies for the purpose of exercising control to a non-fundamental policy.

H. To approve removing a fundamental investment restriction regarding companies with limited operations.

I. To approve removing fundamental investment restrictions regarding investments in securities where affiliated persons are involved.

J. To approve removing a fundamental investment restriction regarding warrants.

5.	To transact such other business as may properly come before the meeting, or any adjournment(s) thereof.
Shareholders of record at the close of business on January 4, 2017, will be entitled to receive notice of and to vote at the meeting.
By Order of the Board of Directors,

Janette E. Farragher
Secretary

New York, New York [_________], 2017

WE NEED YOUR PROXY VOTE.

A SHAREHOLDER MAY THINK HIS OR HER VOTE IS NOT IMPORTANT, BUT IT IS VITAL.  BY LAW, THE MEETING OF SHAREHOLDERS OF THE FUND WILL HAVE TO BE ADJOURNED WITHOUT CONDUCTING ANY BUSINESS IF LESS THAN A QUORUM OF FUND SHARES ELIGIBLE TO VOTE IS REPRESENTED.  IN THAT EVENT, THE FUND, AT SHAREHOLDERS' EXPENSE, WOULD CONTINUE TO SOLICIT VOTES IN AN ATTEMPT TO ACHIEVE A QUORUM.  CLEARLY, YOUR VOTE COULD BE CRITICAL TO ENABLE THE FUND TO HOLD THE MEETING AS SCHEDULED, SO PLEASE RETURN YOUR PROXY CARD OR OTHERWISE VOTE PROMPTLY.  YOU AND ALL OTHER SHAREHOLDERS WILL BENEFIT FROM YOUR COOPERATION.

THE DREYFUS THIRD CENTURY FUND, INC.

PROXY STATEMENT
Special Meeting of Shareholders
 to be held on Thursday, March 9, 2017
This Proxy Statement is furnished in connection with a solicitation of proxies by the Board of Directors (the "Board") of The Dreyfus Third Century Fund, Inc. (the "Fund") to be used at the Special Meeting of Shareholders (the "Meeting") of the Fund to be held on Thursday, March 9, 2017 at 10:00 a.m., at the offices of The Dreyfus Corporation ("Dreyfus"), 200 Park Avenue, 7th Floor, New York, New York 10166, and at any and all adjournments thereof, for the purposes set forth in the accompanying Notice of Special Meeting of Shareholders.
Shareholders of record at the close of business on January 4, 2017 are entitled to receive notice of and to vote at the Meeting.  Shareholders are entitled to one vote for each Fund share held and fractional votes for each fractional Fund share held.  Shareholders of the Fund will vote as a single class on each Proposal separately.  The implementation of Proposals 1, 2.A and 3, and the proposed change to the Fund's investment strategy described herein, are contingent on shareholders approving both Proposals 1.A and 1.B.  The implementation of any other Proposal approved by the Fund's shareholders is not contingent on the approval by shareholders of any other Proposal.  If shareholders approve the Proposals, the proposed changes would take effect on or about May 1, 2017 (the "Effective Date").
Fund shares represented by executed and unrevoked proxies will be voted in accordance with the specifications made thereon, and, if no voting instructions are given, shares will be voted "FOR" the Proposals except as to broker non-votes as described below.  If the enclosed proxy card is executed and returned, or if you have voted by telephone or through the Internet, your vote nevertheless may be revoked after it is received by giving another proxy by mail, by calling the toll-free telephone number or through the Internet.  To be effective, such revocation must be received before the Meeting.  In addition, any shareholder who attends the Meeting in person may vote by ballot at the Meeting, thereby canceling any proxy previously given.
The approximate mailing date of this Proxy Statement and the accompanying proxy card is January 13, 2017.  To reduce expenses, only one copy of this Proxy Statement will be mailed to those addresses shared by two or more accounts.  If you wish to revoke this arrangement and receive individual copies, you may do so at any time by writing to the address or calling the phone number set forth below.  The Fund will begin sending you individual copies promptly after receiving your request.
The principal executive office of the Fund is located at 200 Park Avenue, New York, New York 10166.  A Copy of the Fund's most recent Annual Report is available upon request, without charge, by writing to the Fund at 144 Glenn Curtiss Boulevard, Uniondale, New York 11556-0144, visiting www.dreyfus.com or calling toll-free 1-800-DREYFUS.
IMPORTANT NOTICE REGARDING INTERNET
AVAILABILITY OF PROXY MATERIALS

THIS PROXY STATEMENT AND A COPY OF THE FUND'S MOST RECENT
ANNUAL REPORT TO SHAREHOLDERS ARE AVAILABLE AT
WWW.DREYFUS.COM/PROXYINFO

PROPOSAL 1
Introduction
Dreyfus, the Fund's investment adviser, has recommended, and the Board, including a majority of the Board members who are not "interested persons" (as defined in the Investment Company Act of 1940, as amended (the "1940 Act")) of the Fund ("Independent Board Members"), has approved, changing the Fund's investment strategy to focus on sustainable and environmental, social and governance ("ESG") investing.  In connection with Dreyfus' recommendation to change the Fund's investment strategy, the Board, including a majority of the Independent Board Members, has approved, subject to shareholder approval of Proposals 1.A and 1.B, removing the current fundamental social investment policy and related fundamental social considerations of the Fund and Dreyfus' engagement of Newton Investment Management (North America) Limited ("Newton"), an affiliate of Dreyfus, as sub-adviser for the Fund.  Under the proposed investment strategy, the Fund normally would invest in companies that, in the opinion of Newton, demonstrate attractive investment attributes and sustainable business practices and have no material unresolvable ESG issues.  These would be companies that have adopted, or are making progress towards, a sustainable business approach that Newton believes will create long-term shareholder value without compromising the needs of future generations.  To be consistent with the proposed change to the Fund's investment strategy, the Fund's name would be changed to "The Dreyfus Sustainable U.S. Equity Fund, Inc."
The Fund commenced operations in March 1972 and, as of October 31, 2016, the Fund had approximately $291 million in assets.  Investment decisions for the Fund currently are made by members of the Active Equity Team of Mellon Capital Management Corporation ("Mellon Capital"), an affiliate of Dreyfus, who are dual employees of Mellon Capital and Dreyfus and manage the Fund as employees of Dreyfus.  Currently, the Fund principally invests in the common stocks of companies that, in the opinion of the Fund's management, meet traditional investment standards and conduct their business in a manner that contributes to the enhancement of the quality of life in America.  The Fund's portfolio managers evaluate each stock considered to be a potential purchase candidate, by industry or sector, to determine whether the company enhances the quality of life in America by considering the company's record in the areas of (1) protection and improvement of the environment and the proper use of natural resources, (2) occupational health and safety, (3) consumer protection and product purity, and (4) equal employment opportunity.  The Fund's current policy of investing in companies that, in the opinion of the Fund's management, conduct their business in a manner that contributes to the enhancement of the quality of life in America and the related social considerations described above are fundamental investment policies which may not be changed without shareholder approval.  To enable the Fund to change its investment strategy and Newton to fully implement for the Fund its investment approach that systematically integrates the consideration of ESG issues, the Board, including a majority of the Independent Board Members, has approved, subject to shareholder approval of Proposals 1.A and 1.B, removing these fundamental investment policies.
The Board recommends that shareholders approve Proposals 1.A and 1.B.  If Proposals 1A and 1.B are approved by shareholders, the investment management-related changes described below will take effect on the Effective Date.  In approving the changes and the engagement of Newton at a meeting of the Board held on November 17, 2016 (the "Board Meeting"), the Board considered Dreyfus' recommendation and rationale for changing the Fund's investment strategy to focus on sustainable and ESG investing.  The Board considered, among other things, Fund management's belief that replacing the Fund's current fundamental investment strategy that applies social screening criteria to investment decisions with one that integrates sustainable and ESG considerations in the investment process, combined with the investment management skills afforded by Newton generally and with respect to sustainable/ESG investing in particular, would be in the best interests of Fund shareholders.
The Fund's Proposed Investment Strategy and Portfolio Management
Subject to shareholder approval of Proposals 1.A and 1.B, as of the Effective Date, the Fund normally will invest in companies that, in the opinion of Newton, demonstrate attractive investment attributes and sustainable business practices and have no material unresolvable ESG issues.  These are companies that have adopted, or are making progress towards, a sustainable business approach that Newton believes will create long-term shareholder value without compromising the needs of future generations.  The Fund normally will invest at least 80% of its net assets, plus any borrowings for investment purposes, in equity securities (or derivatives or other strategic instruments with similar economic characteristics) of U.S. companies.  The Fund will invest principally in common stocks.  The Fund may invest in the stocks of companies with any market capitalization, but will focus on companies with market capitalizations of $5 billion or more at the time of purchase.
Newton will employ a fundamental bottom-up investment process to select stocks for the Fund's portfolio.  The core of Newton's investment philosophy is the belief that no company, market or economy can be considered in isolation; each must be understood within a wider context.  Newton uses a series of investment themes, which are designed to define the wider social, financial and political environment as a framework for understanding events, trends and competitive pressures worldwide.  Fundamental proprietary research is at the heart of Newton's investment process.  Newton's global industry analysts and Responsible Investment team consider the context provided by the investment themes.  Newton then conducts rigorous analysis of the competitive position and valuation of potential investments, as well as an assessment of any material ESG issues.  Using fundamental proprietary research that systematically integrates the consideration of ESG issues, Newton seeks attractively-priced companies with good products, strong management and strategic direction that have adopted, or are making progress towards, a sustainable business approach.  These are companies that Newton believes should benefit from favorable long-term trends.
Newton's systematically integrated ESG approach includes investment-led fundamental ESG research and analysis, controversy monitoring, company engagement and active proxy voting consistent with Newton's investment and engagement priorities.  Prior to investment, each company will receive a proprietary ESG quality review rating designed to ensure that any material ESG issues of the company are taken into consideration.  Newton assigns an ESG quality review rating to a company based on a proprietary quality review that may include:
•
Environmental analysis, which includes an assessment of material environmental issues, such as carbon emissions, water management, energy sources and uses, hazardous materials, environmental benefits, natural resources, biodiversity, land rehabilitation and the risks presented by physical threats such as extreme weather events.

•
Social analysis, which includes an assessment of material social issues, such as human rights, human capital management, diversity and inclusion, supply chain management, labor standards, health and safety, business ethics, including consumer protection, and avoidance of corruption in all forms, including extortion and bribery.

•
Governance analysis, which includes an assessment of corporate governance structures and processes and takes into account the particular company circumstances and regulatory restrictions, guidelines and established best practices with respect to board structure, including the balance between executive and independent board representation, succession planning, capital structure, remuneration, risk management, internal controls, shareholder rights, ownership structure and transparency.

Similar to the Fund's current policy of not purchasing shares in a company that manufactures tobacco products, the Fund will not purchase shares of a company whose primary business involves tobacco.
Newton will monitor the Fund's portfolio for emerging ESG controversies and issues and will periodically review each company's ESG quality rating.  This integrated investment process is intended to ensure that ESG issues are taken into account and that the Fund invests in companies with attractive fundamental investment attributes that adopt, or are making progress towards, sustainable business practices.  Once an investment has been made, any material but resolvable ESG issues identified in the ESG quality review process will be addressed with the company in an engagement plan in order to promote change.  Newton typically will vote at every shareholder meeting of every portfolio holding.  This activity is undertaken in-house to ensure that the opinions expressed through Newton's voting record are in line with Newton's investment and engagement priorities.  The Fund will not invest in companies that Newton deems to have material unresolvable ESG issues.
The Fund would be permitted to invest up to 20% of its net assets in the stocks of foreign companies, including up to 10% of its net assets in the securities of issuers in emerging market countries, that demonstrate attractive investment attributes and sustainable business practices and have no material unresolvable ESG issues.  Although not a principal investment strategy, the Fund would be permitted to, but would not be required to, use derivatives or other strategic instruments, principally options, futures and options on futures (including those relating to stocks, indices and foreign currencies), and forward contracts, as a substitute for investing directly in an underlying asset or currency, to increase returns, to manage foreign currency risk, as part of a hedging strategy or for other purposes related to the management of the Fund.  A derivatives contract will obligate or entitle the Fund to deliver or receive an asset or cash payment based on the change in value of one or more underlying investments, indices or currencies.  Although not a principal investment strategy, the Fund also would be permitted to invest in exchange-traded funds ("ETFs"), such as those that are designed to track the performance of an index, and real estate investment trusts ("REITs"), which are pooled investment vehicles that invest primarily in income-producing real estate or loans related to real estate.  The Fund would not lend its portfolio securities.
In addition to the investment risks currently applicable to the Fund as described in the Fund's prospectus, as of the Effective Date, an investment in the Fund, as is currently the case, will be subject to the principal risk that the Fund's investment approach may cause it to perform differently than similar funds that do not have such an investment approach.  The Fund's proposed investment approach that systematically integrates the consideration of ESG issues in the securities selection process may result in the Fund forgoing opportunities to buy certain securities when it might otherwise be advantageous to do so, or selling securities when it might otherwise be disadvantageous for the Fund to do so.  The Fund will vote proxies in a manner that is consistent with its investment approach, which may not always be consistent with maximizing the performance of the issuer in the short-term.  In addition, to the extent the Fund invests in foreign securities, including the securities of emerging market issuers, such investments would be subject to political, economic, legal, market and currency risks.  Although not a principal investment strategy of the Fund, a small investment in derivatives could have a potentially large impact on the Fund's performance.  The use of derivatives involves risks different from, or possibly greater than, the risks associated with investing directly in the underlying assets.  The risks of investing in ETFs typically reflect the risks associated with the types of instruments in which the ETFs invest.  Investments in REITs would expose the Fund to risks similar to investing directly in real estate.
Subject to shareholder approval of Proposals 1.A and 1.B, as of the Effective Date, John Gilmore, Jeffrey Munroe and Terry Coles will serve as the primary portfolio managers of the Fund, with Mr. Gilmore serving as lead portfolio manager.  The proposed portfolio managers are employees of Newton and will manage the Fund's assets in that capacity.  The proposed portfolio managers would replace the current portfolio managers who manage the Fund's assets pursuant to the Fund's existing investment strategy as employees of Dreyfus.  In addition, Sandra Carlisle will lead Newton's Responsible Investment team, which will be responsible for the Fund's fundamental ESG research and analysis, controversy monitoring, company engagement and active proxy voting.
Implementation of the Fund's Proposed Investment Strategy
The Fund will not change its investment strategy as described above, nor will Dreyfus engage Newton as sub-adviser for the Fund, unless shareholders approve Proposals 1.A and 1.B.  It is anticipated that certain securities currently held by the Fund would be sold to implement the investment strategy change.  Dreyfus and Newton will seek to implement the change to the Fund's investment strategy in an orderly manner, taking into account such factors as market conditions, portfolio transaction costs and the potential tax implications to Fund shareholders.  Management estimates that, based on the Fund's portfolio as of November 30, 2016, approximately [85]% of the Fund's portfolio securities may be sold by the Fund to implement the change to the Fund's investment strategy.  Based on that assumption, management estimates that the portfolio transaction costs in connection with implementing the investment strategy change are expected to amount to approximately $[470,000 or $0.02] per share.  The tax impact of the sale of such portfolio securities will depend on the difference between the price at which such securities are sold and the Fund's tax basis in such securities.  Based on the above assumption, management currently estimates that the Fund would recognize approximately $[30,540,000] in realized capital gains (approximately $[1.30] per share or [10]% of the net asset value per Fund share), as of October 13, 2016].  If Proposals 1.A and 1.B are approved by shareholders, the changes referenced above will take effect on the Effective Date.
Implementation of the changes referenced above for the Fund is contingent upon shareholder approval of Proposals 1.A and 1.B.
PROPOSAL 1.A:	TO APPROVE REMOVING THE FUND'S CURRENT FUNDAMENTAL SOCIAL INVESTMENT POLICY AND RELATED FUNDAMENTAL SOCIAL CONSIDERATIONS REGARDING ITS INVESTMENT STRATEGY.

The Fund currently has the following fundamental investment policy and related social considerations, which can only be changed with the approval of the Board and the holders of a majority (as defined in the 1940 Act) of the Fund's outstanding voting securities:
The companies in which the Fund invests are those that, in the opinion of the Fund's management, conduct their business in a manner that contributes to the enhancement of the quality of life in America.  To determine whether a company enhances the quality of life in America, the Fund's portfolio managers consider its record in the areas of (i) protection and improvement of the environment and the proper use of our natural resources, (ii) occupational health and safety, (iii) consumer protection and product safety and (iv) equal employment opportunity.
The Board has approved, and recommends that shareholders of the Fund approve, removing this fundamental investment policy and the related social considerations in order to implement the investment strategy change approved by the Board as described above.
PROPOSAL 1.B:	TO APPROVE A SUB-INVESTMENT ADVISORY AGREEMENT BETWEEN DREYFUS AND NEWTON WITH RESPECT TO THE FUND.

At the Board Meeting, the Board, including a majority of the Independent Board Members, approved, subject to shareholder approval, Newton to serve as a sub-adviser for the Fund and, in connection therewith, a sub-investment advisory agreement between Dreyfus and Newton (the "Newton Sub-Advisory Agreement").  As the Fund's sub-adviser, Newton would perform its advisory duties and responsibilities subject to the oversight and supervision of Dreyfus.  Under the Newton Sub-Advisory Agreement, a form of which is attached as Exhibit A hereto, Dreyfus, and not the Fund, will compensate Newton out of the fee Dreyfus receives from the Fund.  Accordingly, there will be no increase in the advisory fee paid by the Fund to Dreyfus as a consequence of the appointment of Newton or the implementation of the Newton Sub-Advisory Agreement.  Dreyfus has agreed to pay Newton a sub-investment advisory fee at the annual rate of 0.29% of the value of the Fund's average daily net assets.
Dreyfus serves as the Fund's investment adviser.  Investment decisions for the Fund currently are made by members of the Active Equity Team of Mellon Capital who are dual employees of Mellon Capital and Dreyfus and manage the Fund as employees of Dreyfus.  Pursuant to its management agreement with Dreyfus (the "Management Agreement"), the Fund has agreed to pay Dreyfus a management fee at the annual rate of 0.75% of the value of the Fund's average daily net assets.  In connection with, and subject to shareholder approval of, Proposals 1.A and 1.B, Dreyfus will contractually reduce the annual rate of its management fee from 0.75% to 0.60% of the value of the Fund's average daily net assets, effective as of the Effective Date.  In addition, Dreyfus will contractually agree, effective as of the Effective Date and until October 1, 2018, to waive receipt of its fees and/or assume the direct expenses of the Fund so that the expenses of none of the share classes (excluding Rule 12b-1 fees, shareholder services fees, taxes, interest, brokerage commissions, commitment fees on borrowings and extraordinary expenses) exceed 0.70%.  Management has represented to the Board that there will be no diminution in the nature, extent or quality of the services provided to the Fund by Dreyfus or its affiliates.
Information About Newton
Newton is an indirect wholly-owned subsidiary of The Bank of New York Mellon ("BNY Mellon"), located at 160 Queen Victoria Street, London, EC4V 4LA, United Kingdom.  Newton, a registered investment adviser, was formed in 1978 and, as of September 30, 2016, together with its affiliates that comprise the Newton group of companies, managed approximately $70.9 billion in discretionary separate accounts and other investment accounts.  Newton is affiliated with Dreyfus.
Newton manages money globally for a wide range of clients, including small and large institutional investors as well as endowments and charities, and mutual funds.  Newton has an integrated approach to responsible investing.  The consideration of ESG issues is aligned with many of Newton's investment themes.  Newton's integrated investment process is intended to ensure that ESG practices, issues and risks are taken into account and that the Fund invests in well-run companies with attractive fundamentals that adopt, or are making progress towards, practices in keeping with sustainable development without compromising the needs of future generations.
If the Newton Sub-Advisory Agreement is approved by shareholders, Newton will serve as sub-adviser to the Fund, and John Gilmore, Jeff Munroe and Terry Coles will be the Fund's primary portfolio managers, effective as of the Effective Date.  Mr. Gilmore, who will be the Fund's lead portfolio manager, is the lead manager of Newton's sustainable U.S. equity model and a member of its global equities team providing specialist insight into the North American market.  Mr. Munroe is the investment leader of the global equities team at Newton.  Mr. Coles is a portfolio manager on the global equities team at Newton.  In addition, Newton's Responsible Investment team, led by Sandra Carlisle, will be responsible for the Fund's fundamental ESG research and analysis, controversy monitoring, company engagement and active proxy voting.
Newton currently does not serve as sub-adviser to any investment companies having similar investment objectives and similar investment policies as the Fund.
The names and principal occupations of the principal executive officers of Newton are:  Mitchell E. Harris, Chief Executive Officer; Andrew Downs, Chief Operating Officer; James M. Helby, Chief Risk Officer; and Sophie Williams, Chief Compliance Officer.  The address of each person listed above, as it relates to the person's position with Newton, is 160 Queen Victoria Street, London, EC4V 4LA, United Kingdom.
Proposed Sub-Investment Advisory Agreement with Newton
The following discussion is a description of the material terms of the Newton Sub-Advisory Agreement.  This description is qualified in its entirety by reference to the form of the Newton Sub-Advisory Agreement contained in Exhibit A to this Proxy Statement.
The Newton Sub-Advisory Agreement provides that, subject to the supervision and approval of Dreyfus and the Board, Newton will provide investment management to the Fund's assets allocated to it by Dreyfus.  Newton, among other duties, will obtain and provide investment research and supervise the Fund's investments and will conduct a continuous program of investment, evaluation and, if appropriate, sale and reinvestment of the Fund's assets, including the placing of portfolio transactions for execution with either the issuer directly or with any broker or dealer, futures commission merchant, counterparty or other entities.  Newton also will perform certain other administrative and compliance-related functions in connection with the management of the Fund's assets.  The Newton Sub-Advisory Agreement provides that Newton will not be liable for any error of judgment or mistake of law or for any loss suffered by the Fund or Dreyfus, except by reason of willful misfeasance, bad faith or gross negligence in the performance of Newton's duties, or by reason of Newton's reckless disregard of its obligations and duties, under the Newton Sub-Advisory Agreement.
Newton will be compensated from the fee that Dreyfus receives from the Fund.  There will be no increase in the advisory fee paid by the Fund to Dreyfus as a consequence of the addition of Newton or the implementation of the Newton Sub-Advisory Agreement.  Newton generally will bear all expenses in connection with the performance of its services under the Newton Sub-Advisory Agreement.  All other expenses to be incurred in the operation of the Fund (other than those borne by Dreyfus) will be borne by the Fund.
In accordance with the Newton Sub-Advisory Agreement and procedures adopted by the Board, Newton may effect Fund portfolio transactions through a broker affiliated with the Fund, Dreyfus or Newton, and the affiliated broker may receive brokerage commissions in connection therewith as permitted by applicable law.
The Newton Sub-Advisory Agreement is subject to annual approval by the Board, including a majority of the Independent Board Members.  The Newton Sub-Advisory Agreement is terminable without penalty by:  (i) Dreyfus on not more than 60 days' notice to Newton; (ii) the Board or by vote of the holders of a majority of the Fund's outstanding voting securities on not more than 60 days' notice to Newton; or (iii) Newton on not less than 90 days' notice to the Fund and Dreyfus.  The Newton Sub-Advisory Agreement provides that it will terminate automatically in the event of its assignment.  In addition, the Newton Sub-Advisory Agreement provides that it will terminate if the Management Agreement terminates for any reason.
Considerations of the Board
At the Board Meeting, Dreyfus recommended the appointment of Newton to serve as a sub-adviser for the Fund.  The recommendation of Newton was based on, among other information, Dreyfus' review and report relating to Newton and its investment advisory services.  The Board members also noted that Newton currently serves as sub-adviser to certain other funds in the Dreyfus Family of Funds.  In the opinion of Dreyfus, the engagement of Newton as the Fund's sub-adviser, with no increase in the advisory fee paid by the Fund, would be in the best interests of the Fund's shareholders given the proposed change to the Fund's investment strategy and the investment management skills afforded by Newton generally and with respect to sustainable/ESG investing in particular.
At the Board Meeting, the Board, including a majority of the Independent Board Members, considered and approved the Newton Sub-Advisory Agreement.  In determining whether to approve the Newton Sub-Advisory Agreement, the Board considered the materials prepared by Dreyfus and Newton and other information received in advance of the Board Meeting, which was comprised of:  (i) a copy of the Newton Sub-Advisory Agreement; (ii) information regarding the nature, extent and quality of the services Newton would provide to the Fund; (iii) information regarding Newton's investment process, reputation, investment management business, personnel, and operations; (iv) information regarding Newton's brokerage and trading policies and practices; (v) information regarding Newton's proxy voting policies and practices; (vi) information regarding the level of sub-investment advisory fee to be charged by Newton; (vii) information regarding Newton's compliance program; and (viii) information regarding Newton's model performance returns representing an investment mandate similar to the Fund's proposed investment strategy, with such performance compared to the Fund's benchmark index.  The Board also considered the substance of discussions with representatives of Dreyfus at the Board Meeting.  Additionally, the Board reviewed materials supplied by counsel that were prepared for use by the Board in fulfilling its duties under the 1940 Act.
Nature, Extent and Quality of Services to be Provided by Newton.  In examining the nature, extent and quality of the services to be provided by Newton to the Fund, the Board considered Newton's:  (i) organization, history, reputation, qualification and background, as well as the qualifications of its personnel; (ii) expertise in providing portfolio management services to other investment portfolios and the performance history of those portfolios; (iii) proposed investment strategy for the Fund; (iv) model performance returns representing an investment mandate similar to the Fund's proposed investment strategy relative to the Fund's performance under its current investment strategy and the Fund's benchmark index; and (v) compliance program.  The Board specifically took into account Newton's investment process and responsible investing research resources and capabilities.  The Board also discussed the acceptability of the terms of the Newton Sub-Advisory Agreement.  The Board also considered the review process undertaken by Dreyfus, and Dreyfus' favorable assessment of the nature and quality of the sub-investment advisory services expected to be provided to the Fund by Newton.  The Board concluded that the Fund will benefit from the quality and experience of Newton's investment professionals.  Based on their consideration and review of the foregoing information, the Board concluded that the nature, extent and quality of the sub-investment advisory services to be provided by Newton were adequate and appropriate in light of Newton's experience with the proposed investment strategy, Newton's portfolio management and research resources, and Dreyfus' recommendation to engage Newton, and supported a decision to approve the Newton Sub-Advisory Agreement.
Investment Performance of Newton.  Because Newton would be a new sub-adviser for the Fund, the Board could not consider Newton's investment performance in managing the Fund's portfolio as a factor in evaluating the Newton Sub-Advisory Agreement during the Board Meeting.  However, the Board did review Newton's model performance returns representing an investment mandate similar to the Fund's proposed investment strategy.  The Board also discussed with representatives of Dreyfus the investment strategies to be employed by Newton in the management of the Fund's assets.  The Board noted Newton's reputation and experience with respect to investment management generally and sustainable/ESG investing in particular, the portfolio managers' experience with respect to the proposed investment strategy for the Fund, and Dreyfus' experience and reputation in selecting, evaluating and overseeing investment managers.  Based on the Board's consideration and review of the foregoing information, the Board concluded that these factors supported a decision to approve the Newton Sub-Advisory Agreement.
Costs of Services to be Provided and Profitability.  The Board considered the proposed fee payable under the Newton Sub-Advisory Agreement, noting that the proposed fee would be paid by Dreyfus and, thus, would not impact the fees paid by the Fund.  The Board recognized that, because Newton's fee would be paid by Dreyfus, and not the Fund, an analysis of profitability was more appropriate in the context of the Board's consideration of the Management Agreement.  Accordingly, consideration of profitability with respect to Newton was not relevant to the Board's determination to approve the Newton Sub-Advisory Agreement.
Economies of Scale to be Realized.  The Board recognized that, because Newton's fee would be paid by Dreyfus, and not the Fund, an analysis of economies of scale was more appropriate in the context of the Board's consideration of the Management Agreement.  Accordingly, consideration of economies of scale with respect to Newton was not relevant to the Board's determination to approve the Newton Sub-Advisory Agreement.
The Board also considered whether there were any ancillary benefits that may accrue to Newton as a result of Newton's relationship with the Fund.  The Board concluded that Newton may direct Fund brokerage transactions to certain brokers to obtain research and other services.  However, the Board noted that Newton was required to select brokers who met the Fund's requirements for seeking best execution, and that Dreyfus would monitor and evaluate Newton's trade execution with respect to Fund brokerage transactions on a quarterly basis and would provide reports to the Board on these matters.
In considering the materials and information described above, the Independent Board Members received assistance from, and met separately with, their independent legal counsel, and were provided with a written description of their statutory responsibilities and the legal standards that are applicable to the approval of investment advisory and sub-investment advisory agreements.
After full consideration of the factors discussed above, with no single factor identified as being of paramount importance, the Board, including a majority of the Independent Board Members, approved, and recommends that shareholders of the Fund approve, the Newton Sub-Advisory Agreement for the Fund.
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PROPOSAL 2
PROPOSAL 2.A:	TO APPROVE CHANGING THE FUND'S INVESTMENT OBJECTIVE.

The Board has approved, and recommends that shareholders of the Fund approve, changing the Fund's investment objective.  Changing the Fund's investment objective as set forth below is contingent upon shareholder approval of this Proposal 2.A and both Proposals 1.A and 1.B.  Under the Fund's proposed investment strategy, the Fund will invest principally in common stocks of companies that meet Newton's ESG and traditional investment standards.  To be consistent with the proposed change to the Fund's investment strategy, the Fund's investment objective would be to seek long-term capital appreciation.  Changing the Fund's investment objective is not required, however, to enable the Fund to change its investment strategy and Newton to fully implement its investment approach for the Fund.
The Fund's investment objective currently is a fundamental policy, which can only be changed with the approval of the Board and the holders of a majority (as defined in the 1940 Act) of the Fund's outstanding voting securities.  The proposed change to the investment objective is as follows:
Current Investment Objectives:	To seek to provide capital growth, with current income as a secondary goal.
Proposed Investment Objective:	To seek long-term capital appreciation.
The Fund's proposed investment objective differs from the Fund's current investment objective primarily in that the Fund will no longer seek to provide income as a secondary goal.
PROPOSAL 2.B:	TO APPROVE CHANGING THE FUND'S INVESTMENT OBJECTIVE FROM A FUNDAMENTAL POLICY TO A NON-FUNDAMENTAL POLICY.

The Board has approved, and recommends that shareholders approve, changing the Fund's investment objective from a fundamental policy to a non-fundamental policy.  As a fundamental policy, the Fund's investment objective can only be changed with the approval of the Board and the holders of a majority (as defined in the 1940 Act) of the Fund's outstanding voting securities.  As a non-fundamental policy, the Fund's investment objective could be changed by the Board upon 60 days' prior notice to shareholders.  Although the Fund has no current intention of changing the Fund's investment objective (other than as described in Proposal 2.A), if in the future it is determined that changing the Fund's investment objective may be advantageous, the process of changing the investment objective would not involve the time and expense of seeking shareholder approval.
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PROPOSAL 3
TO APPROVE THE IMPLEMENTATION OF A "MANAGER OF MANAGERS"
ARRANGEMENT WHEREBY DREYFUS, UNDER CERTAIN CIRCUMSTANCES,
WOULD BE ABLE TO HIRE AND REPLACE SUB-ADVISERS FOR THE FUND
WITHOUT OBTAINING SHAREHOLDER APPROVAL.

Introduction
Proposal 3 seeks shareholder approval to implement a "manager of managers" arrangement to enable Dreyfus to hire and replace sub-advisers in the future that are either unaffiliated with Dreyfus or are wholly-owned subsidiaries (as defined in the 1940 Act) of Dreyfus' ultimate parent company, which is BNY Mellon, without shareholder approval.  At the Board Meeting, the Board, including a majority of the Independent Board Members, approved, subject to shareholder approval, implementation of a "manager of managers" arrangement for the Fund.  Because the Fund currently does not have such approval, Dreyfus must first seek shareholder approval of any sub-adviser for the Fund as it is doing in Proposal 1.B.  Implementation of the "manager of managers" arrangement for the Fund is subject to shareholder approval of this Proposal 3 and both Proposals 1.A and 1.B.
"Manager of Managers" Arrangement
Currently, hiring or replacing a sub-adviser generally requires shareholder approval of the sub-investment advisory agreement, pursuant to Section 15(a) of the 1940 Act.  Because the process of seeking shareholder approval of sub-investment advisory agreements is administratively burdensome and costly to a fund (and therefore indirectly to the fund's shareholders), it may cause delays in executing changes that the fund's board and the investment adviser have determined are necessary or desirable.  As a result, many mutual funds and their investment advisers have requested and obtained orders from the Securities and Exchange Commission (the "SEC") exempting them from certain requirements of Section 15(a) of the 1940 Act, and the rules thereunder, to permit them to hire and replace sub-advisers without shareholder approval.  Dreyfus has obtained from the SEC such an exemptive order (the "Existing Order"), upon which the Fund may rely, if approved by shareholders, that permits Dreyfus, subject to certain conditions and approval by the Board, to enter into and materially amend sub-investment advisory agreements with sub-advisers that are either unaffiliated with Dreyfus or are wholly-owned subsidiaries (as defined in the 1940 Act) of BNY Mellon, without obtaining shareholder approval.
Dreyfus has applied for an exemptive order from the SEC, which would replace the Existing Order, and upon which the Fund may rely if granted by the SEC, that would permit Dreyfus, subject to certain conditions and approval by the Board, to hire and replace one or more sub-advisers that are either unaffiliated or affiliated with Dreyfus (whether or not wholly-owned subsidiaries of BNY Mellon), without obtaining shareholder approval.  The requested order, like the Existing Order, also relieves the Fund from disclosing the sub-investment advisory fee paid by Dreyfus to an unaffiliated sub-adviser in documents filed with the SEC and provided to shareholders.  In addition, pursuant to the Existing Order, it is not necessary to disclose the sub-investment advisory fee payable by Dreyfus separately to a sub-adviser that is a wholly-owned subsidiary of BNY Mellon in documents filed with the SEC and provided to shareholders; such fees are to be aggregated with fees payable to Dreyfus.  The requested order would require the same disclosure with respect to the sub-investment advisory fee payable by Dreyfus separately to a sub-adviser that is an affiliate of Dreyfus (whether or not a wholly-owned subsidiary of BNY Mellon).  Dreyfus has ultimate responsibility (subject to oversight by the Board) to supervise any sub-adviser and recommend the hiring, termination, and replacement of any sub-adviser to the Board.  Currently, the Fund has selected Newton, subject to shareholder approval, to manage all of the Fund's assets.  One of the conditions of the requested order, like the Existing Order, is that the Board, including a majority of the Independent Board Members, must approve each new sub-adviser.  In addition, the Fund would be required under the requested order, as under the Existing Order, to provide shareholders with information about each new sub-adviser within 90 days of the hiring of any new sub-adviser.  There is no guarantee that the requested order will be granted by the SEC.  In addition, before the Fund may rely on the Existing Order or the requested order, however, the proposed "manager of managers" arrangement must be approved by a majority of the outstanding voting securities (as defined in the 1940 Act) of the Fund.
If the manager of managers arrangement is approved by Fund shareholders, Dreyfus will continue to provide investment management of the Fund's portfolio in accordance with the Fund's investment objective and policies, and, subject to review and approval of the Board, will:  (i) set the Fund's overall investment strategies; (ii) evaluate, select, and recommend any sub-advisers to manage all or a part of the Fund's assets; and (iii) implement procedures reasonably designed to ensure that sub-advisers comply with the Fund's investment objective, policies and restrictions.  Subject to review by the Board, Dreyfus will (a) when appropriate, allocate and reallocate the Fund's assets among sub-advisers; and (b) monitor and evaluate the performance of sub-advisers.
Under the proposed "manager of managers" arrangement, the Board would evaluate and approve all sub-investment advisory agreements as well as any amendment to an existing sub-investment advisory agreement.  In reviewing a new sub-investment advisory agreement or amendment to an existing sub-investment advisory agreement, the Board will consider factors that it considers to be relevant to its determination, including the nature, extent and quality of services to be provided by the sub-adviser, the sub-adviser's composite performance for other portfolios that are comparable to the Fund with respect to its investment mandate and the sub-investment advisory fee.  Dreyfus would bear the cost of the sub-investment advisory fee payable to any such sub-adviser.
Operation of the Fund under the proposed "manager of managers" arrangement would not:  (1) permit the investment advisory fee paid by the Fund to Dreyfus to be increased without shareholder approval; or (2) diminish Dreyfus' responsibilities to the Fund, including Dreyfus' overall responsibility for the portfolio management services furnished by a sub-adviser.
Under the "manager of managers" arrangement, shareholders would receive notice of, and information pertaining to, any new sub-investment advisory agreement.  In particular, except as modified by the Existing Order or the requested order, shareholders would receive the same information about a new sub-investment advisory agreement and a new sub-adviser that they would receive in a proxy statement related to their approval of a new sub-investment advisory agreement in the absence of a "manager of managers" arrangement.
If Proposal 3 is not approved by the holders of a majority (as defined in the 1940 Act) of the Fund's outstanding voting securities, shareholder approval would continue to be required for Dreyfus to enter into or materially amend a sub-investment advisory agreement with respect to the Fund, such as the approval being sought in Proposal 1.B.
Additional Information About Dreyfus
Dreyfus, located at 200 Park Avenue, New York, New York 10166, serves as investment adviser to the Fund, subject to the supervision of the Board.  Founded in 1947, Dreyfus manages approximately $[236] billion in [161] mutual fund portfolios.  Dreyfus, a wholly-owned subsidiary of BNY Mellon, is the primary mutual fund business of BNY Mellon, a global financial services company focused on helping clients manage and service their financial assets, operating in 35 countries and serving more than 100 markets.  BNY Mellon is a leading investment management and investment services company, uniquely focused to help clients manage and move their financial assets in the rapidly changing global marketplace.  BNY Mellon has $[29.5] trillion in assets under custody and administration and $[1.7] trillion in assets under management.  BNY Mellon is the corporate brand of The Bank of New York Mellon Corporation.  BNY Mellon Investment Management is one of the world's leading investment management organizations, and one of the top U.S. wealth managers, encompassing BNY Mellon's affiliated investment management firms, wealth management services and global distribution companies.  Additional information is available at www.bnymellon.com.
Pursuant to the Management Agreement, and subject to the supervision and approval of the Board, Dreyfus provides investment management of the Fund's portfolio in accordance with the Fund's investment objective and policies as stated in the Fund's prospectus and statement of additional information as from time to time in effect.  In connection therewith, Dreyfus supervises the Fund's investments and conducts or supervises a continuous program of investment, evaluation and, if appropriate, sale and reinvestment of the Fund's assets.  Dreyfus furnishes to the Fund such statistical information, with respect to the investments which the Fund may hold or contemplate purchasing, as the Fund may reasonably request.  The Management Agreement permits Dreyfus to enter into sub-investment advisory agreements with one or more sub-advisers.  The Management Agreement is subject to annual approval by (i) the Board or (ii) vote of a majority of the Fund's outstanding voting securities (as defined in the 1940 Act), provided that in either event the continuance also is approved by a majority of the Independent Board Members, by vote cast in person at a meeting called for the purpose of voting on such approval.  The Management Agreement is terminable without penalty, on 60 days' notice, by the Board or by vote of the holders of a majority of the Fund's outstanding voting securities, or, upon not less than 90 days' notice, by Dreyfus.  The Management Agreement will terminate automatically in the event of its assignment (as defined in the 1940 Act).  The Management Agreement provides that Dreyfus shall exercise its best judgment in rendering services to the Fund and that Dreyfus will not be liable for any error of judgment or mistake of law or for any loss suffered by the Fund, except by reason of willful misfeasance, bad faith or gross negligence in the performance of Dreyfus' duties, or by reason of Dreyfus' reckless disregard of its obligations and duties, under the Management Agreement.  The Management Agreement was last approved by the Board at a meeting held on November 17, 2016, and by the Fund's shareholders on August 2, 1994.
The following persons are officers and/or directors of Dreyfus:  Mark Santero, Chief Executive Officer and a director; Diane P. Durnin, Vice Chairman and a director; Bradley J. Skapyak, Chief Operating Officer and a director; Peter Arcabascio, Vice President–Distribution; Charles Doumar, Vice President–Tax; Kathleen Geis, Vice President; Tracy A. Hopkins, Vice President–Cash Strategies; Anthony Mayo, Vice President–Information Systems; Claudine Orloski, Vice President–Tax; Alban Miranda, Chief Financial Officer; Joseph W. Connolly, Chief Compliance Officer; Bennett A. MacDougall, Chief Legal Officer; Christopher O'Connor, Chief Administrative Officer; Kathy Scott, Chief Risk Officer; and James Bitetto, Secretary.  Messrs. Skapyak, MacDougall, Connolly and Bitetto also serve as officers of the Fund.  Mr. Skapyak serves as President, Mr. MacDougall serves as Chief Legal Officer, Mr. Connolly serves as Chief Compliance Officer and Mr. Bitetto serves as Vice President and Assistant Secretary of the Fund.  No other officers or directors of Dreyfus serve as officers or Board members of the Fund.  The address of each officer and/or director of Dreyfus is 200 Park Avenue, New York, New York  10166.
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PROPOSAL 4
Introduction
Management of the Fund believes it appropriate to change or remove certain fundamental investment restrictions, as described below, which may only be changed or removed with the approval of the Board and the holders of a majority (as defined in the 1940 Act) of the Fund's outstanding voting securities.  The 1940 Act requires that a relatively limited number of investment restrictions or policies be designated as "fundamental," meaning they may not be changed without shareholder approval.1  The Fund has adopted certain restrictions and has designated certain other restrictions as fundamental which are not required to be fundamental restrictions, which the Board and Fund management now believe are unduly restrictive.

[1]
The policies required to be fundamental under the 1940 Act relate to (a) the classification and sub-classification under the 1940 Act within which the Fund may operate, (b) borrowing money, (c) issuing senior securities, (d) engaging in the business of underwriting securities issued by other persons, (e) concentrating investments in a particular industry or group of industries, (f) purchasing and selling real estate or commodities, (g) making loans to other persons, and (h) changing the nature of the business so as to cease to be an investment company.

The Board and Fund management believe that the changes to, or removal of, the fundamental investment restrictions, as described in Proposals 4.A through 4.J below, will provide the Fund with additional investment flexibility, clarify and/or expand the Fund's ability to enter into certain types of transactions and/or better align the relevant fundamental investment restrictions with those of other funds in the Dreyfus Family of Funds.  The changes to, or removal of, these fundamental investment restrictions are not required to enable the Fund to change its investment strategy and Newton to fully implement its investment approach for the Fund.
The Board also approved changing certain other investment policies and types of investments that are permissible for the Fund, as described below.  These changes include:  (1) adding a fundamental investment restriction prohibiting the Fund from issuing any senior security, except to the extent permitted under the 1940 Act; (2) changing the Fund's non-fundamental investment restriction regarding pledging assets to provide an exception related to effecting short sales of securities, the purchase of securities on a when-issued, forward commitment or delayed-delivery basis and the deposit of assets in escrow in connection with the entry into options, forward contracts, futures contracts, options on futures contracts, swap agreements and other derivative instruments; and (3) adding a non-fundamental policy prohibiting the Fund from operating as a fund of funds in reliance on Section 12(d)(1)(F) or Section 12(d)(1)(G) of the 1940 Act.  These changes are not required to enable the Fund to change its investment strategy and Newton to fully implement its investment approach for the Fund.
PROPOSAL 4.A:
TO APPROVE CHANGING A FUNDAMENTAL INVESTMENT RESTRICTION REGARDING INVESTING IN COMMODITIES, REAL ESTATE, OIL AND GAS, INCLUDING ADOPTING A SEPARATE FUNDAMENTAL INVESTMENT RESTRICTION REGARDING INVESTING IN PHYSICAL COMMODITIES AND CERTAIN DERIVATIVE INSTRUMENTS.

The Fund has adopted the following investment restriction as a fundamental policy, which can only be changed by a vote of the Fund's shareholders:
The Fund may not purchase, hold or deal in commodities or commodity contracts, in oil, gas, or other mineral exploration or development programs, or in real estate but this shall not prohibit the Fund from investing, consistent with Non-fundamental Policy No. 5 below [illiquid investments], in securities of companies engaged in oil, gas or mineral investments or activities.  This limitation shall not prevent the Fund from investing in securities issued by a REIT [real estate investment trust], provided that such trust is not permitted to invest in real estate or in interests other than mortgages or other security interests.
Although the Fund does not have any current intention of investing in physical commodities or commodity contracts, in oil, gas, or other mineral exploration or development programs, or in real estate (other than REITs) or in a manner inconsistent with current Non-fundamental Policy No. 5 (illiquid investments), the Board recommends that Fund shareholders approve changing the above investment restriction to provide the Fund with maximum flexibility, including changing the above investment restriction to add certain exceptions to the restriction on the Fund purchasing, holding or dealing in commodities or commodity contracts or investing in real estate in order to clarify and/or expand the Fund's ability to invest in certain securities and derivatives.  Moreover, it is proposed that the restriction regarding real estate, oil and gas and the restriction regarding commodities contained in the above investment restriction be separated into two investment restrictions.
Accordingly, the Board has approved, and recommends that shareholders approve, changing the above investment restriction regarding investing in oil, gas, or other mineral exploration or development programs, or in real estate and adopting a separate restriction regarding investing in physical commodities and certain derivative instruments that read as follows:
The Fund may not purchase, hold or deal in oil, gas, or other mineral exploration or development programs, or in real estate, but this shall not prohibit the Fund from investing in securities of companies engaged in oil, gas or mineral investments or activities and securities that are secured by real estate or issued by companies that invest or deal in real estate or REITs [real estate investment trusts] and acquiring and holding real estate or interests therein through exercising rights or remedies with regard to such securities.
The Fund may not invest in physical commodities or physical commodities contracts, except that the Fund may purchase and sell commodity-linked or index-linked structured notes, commodity-related exchange-traded funds or exchange-traded notes, options, forward contracts, futures contracts, including those related to indices, and options on futures contracts or indices and enter into swap agreements and other derivative instruments.
PROPOSAL 4.B:	TO APPROVE CHANGING FUNDAMENTAL INVESTMENT RESTRICTIONS REGARDING ISSUER DIVERSIFICATION.

The Fund has adopted the following investment restrictions as fundamental policies, which can only be changed by a vote of the Fund's shareholders:
The Fund may not purchase the securities of any issuer if such purchase would cause more than 5% of the value of its total assets to be invested in securities of such issuer (except securities of the U.S. Government or any instrumentality thereof).
The Fund may not purchase the securities of any issuer if such purchase would cause the Fund to hold more than 10% of the outstanding voting securities of such issuer.
The Board recommends that Fund shareholders approve changing the Fund's fundamental investment restrictions stated above to better align such investment restrictions with those of other funds in the Dreyfus Family of Funds and to provide the Fund with additional investment flexibility consistent with the 1940 Act.
Changing these investment restrictions would not have the effect of changing the sub-classification of the Fund from a "diversified company" to a "non-diversified company", as such terms are defined in the 1940 Act.  Generally, a fund that is non-diversified may invest a higher percentage of its assets in a smaller number of companies than a diversified fund.  For a diversified fund, at least 75% of the value of the fund's total assets must be represented by cash and cash items (including receivables), U.S. government securities, securities of other investment companies and other securities of any one issuer limited to 5% of the fund's total assets and to not more than 10% of the outstanding voting securities of such issuer.  A non-diversified fund is not subject to these requirements.
The Board has approved, and recommends that Fund shareholders approve, changing the investment restrictions stated above and consolidating the restrictions regarding issuer diversification into one investment restriction that reads as follows:
The Fund may not, with respect to 75% of its total assets, purchase securities of an issuer (other than the U.S. Government, its agencies, instrumentalities or authorities or repurchase agreements collateralized by U.S. Government securities and other investment companies), if: (a) such purchase would  cause more than 5% of the Fund's total assets taken at market value to be invested in the securities of such issuer; or (b) such purchase would at the time result in more than 10% of the outstanding voting securities of such issuer being held by the Fund.
PROPOSAL 4.C:	TO APPROVE CHANGING A FUNDAMENTAL INVESTMENT RESTRICTION REGARDING INDUSTRY CONCENTRATION.

The Fund has adopted the following investment restriction as a fundamental policy, which can only be changed by a vote of the Fund's shareholders:
The Fund may not concentrate its investments in any particular industry or industries, except that the Fund may invest up to 25% of the value of its total assets in a single industry.
The Board recommends that Fund shareholders approve changing the Fund's fundamental investment restriction stated above to better align such investment restriction with that of other funds in the Dreyfus Family of Funds and to provide the Fund with additional investment flexibility consistent with the 1940 Act.
The proposed change to the Fund's fundamental investment restriction regarding industry concentration would clarify that (1) the Fund would be permitted to invest more than 25% of the value of its total assets in obligations issued or guaranteed by the U.S. Government, its agencies or instrumentalities or as otherwise permitted by the SEC, and (2) securities issued or guaranteed by governments other than the U.S. Government or by foreign supranational entities are not considered to be the securities of issuers in a single industry for purposes of this fundamental investment restriction.
The Board has approved, and recommends that Fund shareholders approve, changing the investment restriction stated above to read as follows:
The Fund may not invest more than 25% of the value of its total assets in the securities of issuers in any single industry, provided that there shall be no limitation on the purchase of obligations issued or guaranteed by the U.S. Government, its agencies or instrumentalities or as otherwise permitted by the SEC.  Securities issued or guaranteed by governments other than the U.S. Government or by foreign supranational entities are not considered to be the securities of issuers in a single industry for purposes of this Fundamental Policy.
PROPOSAL 4.D:	TO APPROVE CHANGING A FUNDAMENTAL INVESTMENT RESTRICTION ON MARGIN, INCLUDING CHANGING IT TO A NON-FUNDAMENTAL POLICY.

The Fund has adopted the following investment restriction as a fundamental policy, which can only be changed by a vote of the Fund's shareholders:
The Fund may not purchase securities on margin, but the Fund may obtain such short-term credit as may be necessary for the clearance of purchases and sales of securities.
The Board recommends that Fund shareholders approve changing the above investment restriction to clarify that the Fund has the ability to engage in transactions that might be considered to be on "margin," such as short sales and certain types of derivatives transactions.  In addition, the above investment restriction, although currently a regulatory limitation for open-end investment companies, is not required to be a fundamental investment restriction and may be a non-fundamental investment restriction, which may be changed by the Board at any time without shareholder approval.  If in the future regulatory requirements regarding purchasing securities on margin change, the process of removing or changing this investment restriction would be streamlined if the restriction were a non-fundamental investment restriction.  Accordingly, the Board has approved, and recommends that Fund shareholders approve, changing the investment restriction stated above from a fundamental investment restriction to a non-fundamental investment restriction and changing it to read as follows:
The Fund may not purchase securities on margin, except for use of short-term credit necessary for clearance of purchases and sales of portfolio securities, but the Fund may make margin deposits in connection with transactions in options, forward contracts, futures contracts, options on futures contracts, swap agreements and other derivative instruments, and except that effecting short sales will be deemed not to constitute a margin purchase for purposes of this Non-fundamental Policy.
PROPOSAL 4.E:	TO APPROVE REMOVING A FUNDAMENTAL INVESTMENT RESTRICTION REGARDING SHORT SALES AND CERTAIN DERIVATIVE TRANSACTIONS.

The Fund has adopted the following investment restriction as a fundamental policy, which can only be changed by a vote of the Fund's shareholders:
The Fund may not sell any security short or engage in the purchase and sale of put, call, straddle, or spread options or combinations thereof, or in writing such options, except that the Fund may write and sell covered call option contracts on securities owned by the Fund up to, but not in excess of, 20% of the market value of its net assets at the time such option contracts are written.  The Fund may also purchase call options for the purpose of terminating its outstanding obligations with respect to securities upon which covered call option contracts have been written.  In connection with the writing of covered call options, the Fund may pledge assets to an extent not greater than 20% of the market value of its total net assets at the time such options are written.
Although the Fund does not have any current intention to sell securities short or engage in option writing or selling in excess of the limits stated in the restriction, under the Fund's proposed investment strategy, it may use derivative instruments, including purchasing or selling put, call, straddle, or spread options or combinations thereof for purposes related to the management of the Fund.  Accordingly, the Board recommends that Fund shareholders approve removing the above investment restriction to provide the Fund with maximum flexibility.
PROPOSAL 4.F:	TO APPROVE CHANGING A FUNDAMENTAL INVESTMENT RESTRICTION REGARDING UNDERWRITING THE SECURITIES OF OTHER ISSUERS.

The Fund has adopted the following investment restriction as a fundamental policy, which can only be changed by a vote of the Fund's shareholders:
The Fund may not act as an underwriter of securities of other issuers.
Although the Fund does not have any current intention of acting as an underwriter of securities of other issuers, the Board recommends that Fund shareholders approve changing the above investment restriction to clarify that the Fund may act as an underwriter of securities to the extent that the Fund would be deemed an underwriter under the Securities Act of 1933, as amended (the "Securities Act"), by virtue of purchasing or selling portfolio securities.  Accordingly, the Board has approved, and recommends that shareholders approve, changing the above investment restriction to read as follows:
The Fund may not act as an underwriter of securities of other issuers, except to the extent the Fund may be deemed an underwriter under the Securities Act in connection with the purchase and sale of portfolio securities.
PROPOSAL 4.G:	TO APPROVE CHANGING A FUNDAMENTAL INVESTMENT RESTRICTION REGARDING INVESTING IN COMPANIES FOR THE PURPOSE OF EXERCISING CONTROL TO A NON-FUNDAMENTAL POLICY.

The Fund has adopted the following investment restriction as a fundamental policy, which can only be changed by a vote of the Fund's shareholders:
The Fund may not invest in the securities of a company for the purpose of exercising management or control, but the Fund will vote the securities it owns in its portfolio as a shareholder in accordance with its views.
The above investment restriction is not required to be a fundamental investment restriction and may be a non-fundamental investment restriction, which may be changed by the Board at any time without shareholder approval.  Although the Fund has no current intention of investing in companies for the purpose of exercising control, if in the future the Fund is deemed to be exercising control or if the Fund determines that investing for the purpose of exercising control is advantageous for the Fund, the process of removing or changing this investment restriction would be streamlined if the restriction were a non-fundamental investment restriction.  Accordingly, the Board has approved, and recommends that shareholders approve, changing the investment restriction from a fundamental investment restriction to a non-fundamental investment restriction.  If the Proposal is approved, the language of the investment restriction would not change; the investment restriction would become a non-fundamental investment restriction that could be changed by the Board at any time without shareholder approval.
PROPOSAL 4.H:	TO APPROVE REMOVING A FUNDAMENTAL INVESTMENT RESTRICTION REGARDING COMPANIES WITH LIMITED OPERATIONS.

The Fund has adopted the following investment restriction as a fundamental policy, which can only be changed by a vote of the Fund's shareholders:
The Fund may not purchase securities of any company having less than three years' continuous operating history (including that of any predecessors) if such purchase would cause the value of the Fund's investments in all such securities to exceed 5% of the value of its net assets.
Although the Fund does not have any current intention to purchase securities of any company having less than three years' continuous operating history (including that of any predecessors), the Board recommends that Fund shareholders approve removing the above investment restriction to provide the Fund with maximum flexibility in the event of future changes to its investment strategy.  Accordingly, the Board has approved, and recommends that Fund shareholders approve, removing the above investment restriction.
PROPOSAL 4.I:	TO APPROVE REMOVING FUNDAMENTAL INVESTMENT RESTRICTIONS REGARDING INVESTMENTS IN SECURITIES WHERE AFFILIATED PERSONS ARE INVOLVED.

The Fund has adopted the following investment restrictions as fundamental policies, which can only be changed by a vote of the Fund's shareholders:
The Fund may not purchase or retain the securities of any issuer if officers or board members of the Fund or of Dreyfus, who own beneficially more than 1/2 of 1% of the securities of such issuer, together own beneficially more than 5% of the securities of such issuer.
The Fund may not purchase from or sell to any of its officers or board members, or firms of which any of them are members, any securities (other than capital stock of the Fund), but such persons or firms may act as brokers for the Fund for customary commissions.
Although the Fund does not have any current intention to invest in a manner inconsistent with the above investment restrictions, the Board recommends that Fund shareholders approve removing the above investment restrictions to provide the Fund with maximum flexibility in the event of future changes to its investment strategy.  Accordingly, the Board has approved, and recommends that Fund shareholders approve, removing the above investment restrictions.
PROPOSAL 4.J:	TO APPROVE REMOVING A FUNDAMENTAL INVESTMENT RESTRICTION REGARDING WARRANTS.

The Fund has adopted the following investment restriction as a fundamental policy, which can only be changed by a vote of the Fund's shareholders:
The Fund may not purchase warrants in excess of 2% of the value of its net assets.  Such warrants shall be valued at fair market value, except that warrants acquired by the Fund in units or attached to securities shall be deemed to be without value, for purposes of this restriction only.
Although the Fund does not have any current intention to purchase warrants in excess of 2% of the value of its net assets, the Board recommends that Fund shareholders approve removing the above investment restriction to provide the Fund with maximum flexibility in the event of future changes to its investment strategy.  Accordingly, the Board has approved, and recommends that Fund shareholders approve, removing the above investment restriction.
*           *           *
REQUIRED VOTE AND THE BOARD'S RECOMMENDATION
The approval of each Proposal requires the affirmative vote of a majority of the Fund's outstanding voting securities as defined in the 1940 Act.  Such a majority means the affirmative vote of the holders of (a) 67% or more of the shares of the Fund present, in person or represented by proxy, at the Meeting, if the holders of more than 50% of the outstanding shares of the Fund are so present, or (b) more than 50% of the outstanding shares of the Fund, whichever is less.
THE BOARD, A MAJORITY OF WHOSE MEMBERS ARE INDEPENDENT BOARD
MEMBERS, [UNANIMOUSLY] RECOMMENDS THAT SHAREHOLDERS
VOTE "FOR" APPROVAL OF EACH PROPOSAL.
*           *           *
VOTING INFORMATION
Proxies, Quorum and Voting at the Meeting
Shares represented by executed and unrevoked proxies will be voted in accordance with the specifications made thereon, and if no voting instructions are given, shares will be voted "FOR" a Proposal.  If a proxy is properly executed and returned marked with an abstention or represents a broker "non-vote" (that is, a proxy from a broker or nominee indicating that such person has not received instructions from the beneficial owner or other person entitled to vote Fund shares and the broker or nominee does not have discretionary power to vote on the Proposals) (collectively, "abstentions"), the Fund shares represented thereby will be considered to be present at the Meeting for purposes of determining the existence of a quorum for the transaction of business.  Abstentions will not constitute a vote "FOR" a Proposal.  For this reason, abstentions will have the effect of a "no" vote for the purpose of obtaining the requisite vote to approve a Proposal.
A quorum is constituted for the Fund by the presence in person or by proxy of the holders of one-third (33⅓%) of the Fund's outstanding shares entitled to vote at the Meeting.  If a quorum is not present at the Meeting, or if a quorum is present but sufficient votes to approve a Proposal are not received, the persons named as proxies may propose one or more adjournments of the Meeting to permit further solicitation of proxies for the Fund.  In determining whether to adjourn the Meeting with respect to one or more Proposals, the following factors may be considered:  the nature of the Proposal, the percentage of favorable votes actually cast, the percentage of negative votes actually cast, the nature of any further solicitation and the information to be provided to Fund shareholders with respect to the reasons for the solicitation.  Any adjournment will require the affirmative vote by the holders of a majority of the Fund's shares eligible to vote that are represented at the Meeting in person or by proxy.  If a quorum is present, the persons named as proxies will vote those proxies which they are entitled to vote "FOR" a Proposal in favor of such adjournment, and will vote those proxies required to be voted "AGAINST" a Proposal against any adjournment.  A shareholder vote may be taken for one or more Proposals prior to any adjournment if sufficient votes have been received for approval.
With respect to Fund shares for which Dreyfus or its affiliates have voting authority, such shares will be voted in accordance with the recommendation of an independent fiduciary.
With respect to Dreyfus-sponsored individual retirement accounts ("IRAs"), the Individual Retirement Custodial Account Agreement governing the IRAs requires BNY Mellon, an affiliate of Dreyfus, as the custodian of the IRAs, to vote Fund shares held in such IRAs in accordance with the IRA shareholder's instructions.  However, if no voting instructions are received, BNY Mellon may vote Fund shares held in the IRA in the same proportions as the Fund shares for which voting instructions are received from other Dreyfus IRA shareholders.  Therefore, if an IRA shareholder does not provide voting instructions prior to the Meeting, BNY Mellon will vote the IRA shares "FOR", "AGAINST" or "ABSTAIN" in the same proportions as it votes the shares for which properly conveyed instructions are timely received from other IRA shareholders.
Methods of Solicitation and Expenses
The cost of preparing, assembling and mailing this Proxy Statement and the attached Notice of Special Meeting of Shareholders and the accompanying proxy card, which is expected to total approximately $[_____], will be borne by the Fund.  In addition to the use of the mail, proxies may be solicited personally or by telephone, and the Fund may pay persons holding Fund shares in their names or those of their nominees for their expenses in sending soliciting materials to their principals.  The Fund may retain a proxy solicitor to assist in the solicitation of proxies, primarily by contacting shareholders by telephone.  The cost of any such outside solicitation firm is estimated to be approximately $[_____], which amount is included in the estimated total expenses listed above.
Authorizations to execute proxies may be obtained by telephonic or electronically transmitted instructions in accordance with procedures designed to authenticate the shareholder's identity.  In all cases where a telephonic proxy is solicited (as opposed to where the shareholder calls the toll-free telephone number directly to vote), the shareholder will be asked to provide or confirm certain identifiable information and to confirm that the shareholder has received the Proxy Statement and proxy card.  Within 72 hours of receiving such telephonic or electronically transmitted voting instructions from a shareholder, a confirmation will be sent to the shareholder to ensure that the vote has been taken in accordance with the shareholder's instructions and to provide a telephone number to call immediately if the shareholder's instructions are not correctly reflected in the confirmation.  Any Fund shareholder giving a proxy by telephone or electronically may revoke it at any time before it is exercised by submitting a new proxy or by attending the Meeting and voting in person.
*           *           *
ADDITIONAL INFORMATION
Service Providers
Dreyfus, located at 200 Park Avenue, New York, New York 10166, serves as the Fund's investment adviser pursuant to a management agreement with the Fund.  For the fiscal year ended May 31, 2016, the Fund paid Dreyfus a management fee of $2,253,781.  The Fund has agreed to pay Dreyfus a management fee at the annual rate of 0.75% of the value of the Fund's average daily net assets.  In connection with, and subject to shareholder approval of, Proposals 1.A and 1.B, Dreyfus will contractually reduce the annual rate of its management fee from 0.75% to 0.60% of the value of the Fund's average daily net assets, effective as of the Effective Date.
BNY Mellon, located at 225 Liberty Street, New York, New York 10286, serves as custodian for the assets of the Fund pursuant to a custody agreement with the Fund.
MBSC Securities Corporation, a wholly-owned subsidiary of Dreyfus, located at 200 Park Avenue, New York, New York 10166, serves as distributor (i.e., principal underwriter) of the Fund's shares pursuant to a distribution agreement with the Fund.
Dreyfus Transfer, Inc., a wholly-owned subsidiary of Dreyfus, located at 200 Park Avenue, New York, New York 10166, serves as the Fund's transfer and dividend disbursing agent.
Payments to Affiliated Brokers
During the Fund's most recent fiscal year ended May 31, 2016, the Fund did not pay any commissions to affiliated brokers.
Certain Beneficial Ownership
As of October 31, 2016, the Fund had 1,596,289.053 Class A shares, 536,758.604 Class C shares, 828,328.881 Class I shares, 787.402 Class Y shares and 20,544,502.449 Class Z shares issued and outstanding.  Set forth below for the Fund is information as to those shareholders known by the Fund to own of record or beneficially 5% or more of a class of the Fund's outstanding voting securities as of October 31, 2016.
Name of Class	Name and Address of Shareholder	Amount of Outstanding Shares of Class Held	Percentage of Outstanding Shares of Class Held

Class A	Pershing LLC P.O. Box 2052 Jersey City, NJ 07303-2052	191,734.496	12.0113%
	J.P. Morgan Securities LLC For the Exclusive Benefit of its Customers 4 Chase Metrotech Center Brooklyn, NY 11245	126,178.097	7.9045%
	National Financial Services LLC For Exclusive Benefit of its Customers Attn: Mutual Funds Department 4th Floor 499 Washington Boulevard Jersey City, NJ 07310-0000	112,688.246	7.0594%
	American Enterprise Investment Services Mutual Fund Omnibus 707 2nd Avenue S. Minneapolis, MN 55401-2405	85,668.492	5.3667%
	Hartford Life Insurance Company Separate Account DC III Attn: UIT Operations P.O. Box 2999 Hartford, CT 06104-2999	83,373.813	5.2230%
	First Clearing, LLC 2801 Market Street St. Louis, MO 63103	83,370.483	5.2228%
Class C	Merrill Lynch, Pierce, Fenner & Smith Incorporated For the Sole Benefit of its Customers Attn: Fund Administration 4800 Deer Lake Drive East 3rd Floor Jacksonville, FL 32246-6484	161,931.682	30.1684%
	Morgan Stanley & Co. Harborside Financial Center, Plaza 2 3rd Floor Jersey City, NJ 07311	143,350.794	26.7068%
	J.P. Morgan Securities LLC For the Exclusive Benefit of its Customers 4 Chase Metrotech Center Brooklyn, NY 11245	44,624.408	8.3137%
	First Clearing, LLC 2801 Market Street St. Louis, MO 63103	42,017.499	7.8280%
Class I	SEI Private Trust Company C/O The Bank of New York Mellon Corporation Attn: Mutual Funds One Freedom Valley Drive Oaks, PA 19456-9989	502,515.108	60.6661%
	Merrill Lynch, Pierce, Fenner & Smith Incorporated For the Sole Benefit of its Customers Attn: Fund Administration 4800 Deer Lake Drive East 3rd Floor Jacksonville, FL 32246-6484	92,495.340	11.1665%
	Morgan Stanley & Co. Harborside Financial Center, Plaza 2 3rd Floor Jersey City, NJ 07311	69,169.889	8.3505%
	First Clearing, LLC 2801 Market Street St. Louis, MO 63103	64,250.225	7.7566%
Class Y	The Bank of New York Mellon Corporation MBC Investments Corporation 301 Bellevue Parkway Wilmington, DE 19809	787.402	100.0000%
Class Z	Charles Schwab & Company Inc. Reinvest Account Attn: Mutual Funds 101 Montgomery Street San Francisco, CA 94104-4151	1,111,755.744	5.4115%
Under the 1940 Act, a shareholder that beneficially owns, directly or indirectly, more than 25% of the Fund's voting securities may be deemed a "control person" (as defined in the 1940 Act) of the Fund.
As of October 31, 2016, Board members and officers of the Fund, as a group, owned less than 1% of the outstanding voting shares of the Fund.
*           *           *
OTHER MATTERS
The Board is not aware of any other matters which may come before the Meeting.  However, should any such matters properly come before the Meeting, it is the intention of the persons named in the accompanying form of proxy to vote the proxy in accordance with their judgment on such matters.
The Fund does not hold annual meetings of shareholders.  Shareholders wishing to submit proposals for inclusion in a proxy statement for the Fund's next shareholder meeting subsequent to this Meeting, if any, must submit such proposals a reasonable period of time before the Fund begins to print and mail the proxy materials for such meeting and meet certain other requirements.  Under the proxy rules of the SEC, shareholder proposals meeting requirements contained in those rules may, under certain conditions, be included in the Fund's proxy materials for a particular meeting of shareholders.  One of these conditions relates to the timely receipt by the Fund of any such proposal.  The fact that the Fund receives a shareholder proposal in a timely manner does not, however, ensure its inclusion in proxy materials since there are other requirements in the proxy rules relating to such inclusion.
*           *           *
NOTICE TO BANKS, BROKER/DEALERS AND VOTING TRUSTEES
 AND THEIR NOMINEES
Please advise the Fund, in care of Dreyfus Institutional Department, P.O. Box 9882, Providence, Rhode Island 02940-8082, whether other persons are the beneficial owners of Fund shares for which proxies are being solicited from you, and, if so, the number of copies of this Proxy Statement and other soliciting material you wish to receive in order to supply copies to the beneficial owners of Fund shares.
IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY.  THEREFORE, SHAREHOLDERS WHO DO NOT EXPECT TO ATTEND THE MEETING IN PERSON ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE OR OTHERWISE VOTE PROMPTLY.

Dated:  [_________], 2017

Important Notice Regarding Internet
Availability of Proxy Materials for the Special Meeting of Shareholders of
The Dreyfus Third Century Fund, Inc.
to be held on March 9, 2017:
The Notice of Special Meeting of Shareholders, the Proxy Statement and the Fund's most recent annual report to shareholders are available at
 www.dreyfus.com/proxyinfo

_______________________________________________
THE DREYFUS THIRD CENTURY FUND, INC.
 _______________________________________________

The undersigned shareholder(s) of The Dreyfus Third Century Fund, Inc. (the "Fund"), hereby appoint(s) Maureen E. Kane and Jeff Prusnofsky, and each of them, the attorneys and proxies of the undersigned, with full power of substitution, to vote, as indicated herein, all of the shares of common stock of the Fund standing in the name of the undersigned at the close of business on January 4, 2017, at a Special Meeting of Shareholders to be held at the offices of The Dreyfus Corporation ("Dreyfus"), 200 Park Avenue, 7th Floor, New York, New York 10166, at 10:00 a.m., on Thursday, March 9, 2017 and at any and all adjournments thereof, with all of the powers the undersigned would possess if then and there personally present and especially (but without limiting the general authorization and power hereby given) to vote as indicated on the Proposals, as more fully described in the Proxy Statement for the meeting.
THIS PROXY IS SOLICITED BY THE FUND'S BOARD OF DIRECTORS AND WILL BE VOTED FOR THE PROPOSALS SHOWN ON THE REVERSE SIDE UNLESS OTHERWISE INDICATED.

PLEASE SIGN AND DATE ON THE REVERSE SIDE

PROXY TABULATOR
P.O. BOX 9112
FARMINGDALE, NY  11735

THREE EASY WAYS TO VOTE YOUR PROXY
To vote by Internet
1)  Read the Proxy Statement and have the proxy card below at hand.
2)  Go to website www.proxyvote.com.
3)  Follow the instructions provided on the website.
To vote by Telephone
1)  Read the Proxy Statement and have the proxy card below at hand.
2)  Call 1-877-907-7646.
3)  Follow the instructions.
To vote by Mail
1)  Read the Proxy Statement.
2)  Check the appropriate boxes on the proxy card below.
3)  Sign and date the proxy card.
4)  Return the proxy card in the postage-paid envelope provided.
If you are NOT voting by Telephone or Internet, Please Sign, Date and Return the Proxy Card Promptly Using the Enclosed Envelope.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:    ☒

THIS PROXY CARD IS VALID ONLY WHEN SIGNED.
THE DREYFUS THIRD CENTURY FUND, INC.
Proposal 1.A:	To approve removing the Fund's current fundamental social investment policy and related fundamental social considerations regarding its investment strategy.

FOR	AGAINST	ABSTAIN
☐	☐	☐

Proposal 1.B:	To approve a sub-investment advisory agreement between Dreyfus and Newton Investment Management (North America) Limited with respect to the Fund.

FOR	AGAINST	ABSTAIN
☐	☐	☐

Proposal 2.A:	To approve changing the Fund's investment objective.

FOR	AGAINST	ABSTAIN
☐	☐	☐

Proposal 2.B:	To approve changing the Fund's investment objective from a fundamental policy to a non-fundamental policy.

FOR	AGAINST	ABSTAIN
☐	☐	☐

Proposal 3:
To approve the implementation of a "manager of managers" arrangement whereby Dreyfus, under certain circumstances, would be able to hire and replace sub-advisers for the Fund without obtaining shareholder approval.

FOR	AGAINST	ABSTAIN
☐	☐	☐

Proposal 4.A:
To approve changing a fundamental investment restriction regarding investing in commodities, real estate, oil and gas, including adopting a separate fundamental investment restriction regarding investing in physical commodities and certain derivative instruments.

FOR	AGAINST	ABSTAIN
☐	☐	☐

Proposal 4.B:	To approve changing fundamental investment restrictions regarding issuer diversification.

FOR	AGAINST	ABSTAIN
☐	☐	☐

Proposal 4.C:	To approve changing a fundamental investment restriction regarding industry concentration.

FOR	AGAINST	ABSTAIN
☐	☐	☐

Proposal 4.D:	To approve changing a fundamental investment restriction on margin, including changing it to a non-fundamental policy.

FOR	AGAINST	ABSTAIN
☐	☐	☐

Proposal 4.E:	To approve removing a fundamental investment restriction regarding short sales and certain derivative transactions.

FOR	AGAINST	ABSTAIN
☐	☐	☐

Proposal 4.F:	To approve changing a fundamental investment restriction regarding underwriting the securities of other issuers.

FOR	AGAINST	ABSTAIN
☐	☐	☐

Proposal 4.G:	To approve changing a fundamental investment restriction regarding investing in companies for the purpose of exercising control to a non-fundamental policy.

FOR	AGAINST	ABSTAIN
☐	☐	☐

Proposal 4.H:	To approve removing a fundamental investment restriction regarding companies with limited operations.

FOR	AGAINST	ABSTAIN
☐	☐	☐

Proposal 4.I:	To approve removing fundamental investment restrictions regarding investments in securities where affiliated persons are involved.

FOR	AGAINST	ABSTAIN
☐	☐	☐

Proposal 4.J:	To approve removing a fundamental investment restriction regarding warrants.

FOR	AGAINST	ABSTAIN
☐	☐	☐

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment(s) thereof.
Sign, Date and Return the Proxy Card Promptly Using the Enclosed Envelope

Signature(s) should be exactly as name or names appearing on this proxy.  If shares are held jointly, each holder should sign.  If signing is by attorney, executor, administrator, trustee or guardian, please give full title.  By signing this proxy card, receipt of the accompanying Notice of Special Meeting of Shareholders and Proxy Statement is acknowledged.

Signature (PLEASE SIGN WITHIN BOX)	Date	Signature (Joint Owners)	Date